Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-131600 (Dated January 8, 2006)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-867-2654.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter's obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear in this free writing prospectus or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

This free writing prospectus relates to Registration Statement No. 333-131600.

Collateral Analysis

				(deal as a whole)
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg
FICO Low	FICO High	LTV	Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only
500	524	> 65%
525	549	> 65%
550	574	> 65%
575	599	> 70%	100,427.86	0.05	8.723	0	583.6	21.69	75.69	100	0	100	0	0	100	0
600	624	> 70%	361,685.31	1.86	7.720	20.28	619.6	39.27	81.6	73.13	9.5	80.04	10.36	0	89.64	56.47
625	649	> 70%	421,041.05	8.08	7.223	18.52	636.1	33.87	80.53	61.84	21.64	88.6	0.24	0	99.76	66.96
650	674	> 80%	224,081.87	2.02	7.613	100	662.6	37.59	91.69	60.46	7.62	57.77	3.6	0	96.4	47.64
675	699	> 80%	224,931.54	1.60	7.458	100	686.4	36.51	92.42	47.52	21.68	71.06	0	0	100	53.05
700	724	> 80%	253,813.08	2.24	7.400	100	713.2	35	93.52	52.03	24.81	67.94	0	0	100	43.44
725	749	> 85%	198,922.73	1.23	7.647	100	737.3	34.7	91.95	66.16	13.63	50.44	0	0	100	19.67
750	774	> 85%	253,537.94	1.47	7.419	100	762.6	35.07	92.11	57.93	1.69	53.97	0	0	100	58.5
775	799	> 85%	202,837.06	0.50	7.837	100	786	34.04	94.14	52.42	0	57.89	0	0	100	39.51
800	max	> 85%	324,784.01	0.52	7.993	100	808.8	36.22	92.04	19.49	24.85	93.78	0	0	100	6.22
TOTAL AND WAVG

			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg
LTV Low	LTV High	DTI	Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only
60%	64%	> 49.9%
65%	69%	> 49.9%
70%	74%	> 49.9%	249,066.58	0.118329724	6.961	0	701.6	81.02	72.79	68.24	31.76	68.24	0	0	100	100
75%	79%	> 49.9%	320,963.76	0.358009759	7.42	0	659.1	53.74	79.15	48.88	0	100	0	0	100	78.67
80%	84%	> 49.9%	637,878.36	0.597081734	6.881	0	717.2	60.03	80	26.28	69.4	100	0	0	100	52.47
85%	89%	> 49.9%
90%	94%	> 49.9%	138,600.00	0.037303536	8.875	100	602	54.07	90	100	0	0	0	0	100	100
95%	99%	> 49.9%	252,048.83	0.392510591	8.956	100	647.3	55.03	95	39.31	17.59	46.21	0	0	100	42.73
100%	max	> 49.9%
TOTAL AND WAVG

			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg
DTI Low	DTI High	FICO	Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only
20%	24%	< 525	356,647.73	0.095990054	7.79	0	0	24.6	80	0	0	0	100	0	0	0
25%	29%	< 550
30%	34%	< 575
35%	39%	< 600	153,371.29	0.041279159	7.5	0	0	36.85	80	100	0	100	0	0	100	0
40%	44%	< 625	349,053.87	0.252357273	7.299	12.56	622.2	42.45	75.86	5.63	12.56	63.14	0	0	100	31.23
45%	49%	< 650	269,910.05	0.534505566	7.897	51.03	630.3	47.03	86.27	48.38	33.06	42.95	22.69	0	77.31	45.11
50%	54%	< 675	326,730.68	0.566769997	7.949	41.68	643.1	53.36	80.62	81.52	0	78.15	0	0	100	66.7
55%	max	< 700	206,144.29	0.391120434	7.968	49.5	664.2	58.34	86.76	38.15	27.26	58.54	0	0	100	42.42
TOTAL AND WAVG

LIMITED AND STATED DOC
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599		65,874.22	0.034138374	8.351	0	590	18.36	67.95	100	0	100	0	0	100	0	0	0	0
600	624		413,995.73	2.038116268	7.507	15.21	621.4	37.42	74.09	73.09	5.4	83.74	0	0	100	64.06	24.46	7.58	15.87
625	649		440,385.17	10.5517548	7.14	14.18	636.9	33.79	75.24	65.92	18.61	88.9	0	0	100	69.28	25.5	5.9	13.93
650	674		403,962.58	14.9806547	7.046	13.03	663.9	35.97	77.79	64.74	17.53	80.25	0	0	100	65.5	27.97	5.32	11.75
675	699		398,536.62	21.63633292	7	7.4	686.9	35.35	77.14	59.36	15.46	81.9	0	0	100	76.76	34.44	8.01	6.49
700	724		391,127.95	13.10478199	6.969	13.93	711	36.17	78.44	61.61	14.36	80.87	0	0	100	72.88	34.1	8.09	6.43
725	749		431,662.58	12.29069383	7.035	8.23	736.1	35.31	77.94	58.26	23.21	85.27	0	0	100	68.61	26.57	6.52	5.8
750	774		425,991.74	8.749548621	6.935	13.89	763.3	33.66	75.86	56.72	21.35	77.52	0	0	100	76.17	30.17	6.14	9.26
775	799		478,661.47	5.703259538	6.885	6.91	784.5	32.78	74.63	54.65	12.16	78.02	0	0	100	83.18	24.83	9.74	8.48
800	max		611,174.84	2.262430917	6.987	9.32	805.6	34.29	73.16	67.33	16.53	88.29	0	0	100	82.52	35.68	0	0.76
TOTAL AND WAVG

IO LOANS
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624		453,101.47	1.407645399	7.379	10.62	620.5	37.14	72.16	79.78	2.77	77.13	7.25	0	92.75	100	26.07	0	19.46
625	649		532,517.83	7.310710668	7.005	9.21	636.9	34.07	74.63	66	22.53	92.41	0	0	100	100	34.86	4.88	13.62
650	674		462,801.55	9.830043291	6.88	9.81	664.1	36.38	77.55	67.61	18.24	86.36	0.18	0	99.82	100	40.18	2.41	10.02
675	699		453,565.89	16.60730358	6.895	5.11	686.7	35.42	76.94	55.21	17.68	84.24	0	0	100	100	43.46	7.04	6.8
700	724		458,461.03	9.550277938	6.818	10.2	711.2	36.39	78.13	61.96	16.65	88.67	0	0	100	100	46.47	6.28	3.75
725	749		464,884.89	8.432915796	6.915	2.87	736.6	35.72	78.09	58.36	24.48	87.8	0	0	100	100	36.57	5.34	5.36
750	774		476,528.78	6.664534671	6.817	12.94	764	34.06	75.16	56.59	26.5	82.67	0	0	100	100	39.61	4.14	9.62
775	799		534,109.04	4.74395105	6.817	4.17	784.7	33.16	74.85	56.17	11.71	85.03	0	0	100	100	28.94	11.7	9.6
800	max		691,196.37	1.86685278	6.895	1.73	804.6	33.73	71.1	68.21	15.97	88.32	0	0	100	100	43.24	0	0
TOTAL AND WAVG

40 Year Loans
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624
625	649
650	674
675	699
700	724
725	749
750	774
775	799
800	max
TOTAL AND WAVG

Investor Properties
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624		412,842.64	0.33131547	8.025	11.26	620.4	40.48	80.49	25.85	0	0	0	0	100	85.41	50.37	0	23.79
625	649		267,847.47	0.958930164	7.793	34.8	638.6	33.31	77.51	44.28	18.43	0	0	0	100	35.74	16.53	1.09	2.69
650	674		278,198.67	2.423323597	7.53	27	662.5	36.98	78.9	45.51	13.63	0	2.32	0	97.68	50.69	24.27	1.62	14.04
675	699		269,287.37	2.567959451	7.345	10.91	686.9	35.34	74.1	39.2	10.34	0	0	0	100	55.96	19.81	13.42	8.79
700	724		219,730.37	1.901098805	7.437	33.73	713.2	32.77	76.3	45.9	5.78	0	0	0	100	36.46	16.21	8.11	4.44
725	749		260,064.51	1.557722657	7.596	35.41	736.9	34.17	81.12	48.21	10.67	0	0	0	100	40.48	11.97	2.5	15
750	774		234,432.06	1.771857562	7.444	26.92	763.1	32.63	77.37	50.09	1.41	0	2.67	0	97.33	53.8	7.64	13.11	13.63
775	799		202,860.28	0.795732786	7.267	26.5	785.1	30.23	77.51	35.27	0	0	0	0	100	47.19	11.33	0	24.87
800	max		93,723.16	0.047638715	7.453	0	803.4	33.1	64.56	100	0	0	0	0	100	37.85	0	0	0
TOTAL AND WAVG

Seconds
			Wtd Avg	Percent of	Wtd Avg		Wtd Avg	Wtd Avg	Wtd Avg
FICO Low	FICO High		Current Balance	Current Balance	GWAC	% MI	FICO	DTI	LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Ltd Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
500	524
525	549
550	574
575	599
600	624
625	649
650	674
675	699
700	724
725	749
750	774
775	799
800	max
TOTAL AND WAVG